Exhibit 10.3
AMENDED AND RESTATED OPERATIONAL SERVICES AGREEMENT
THIS AMENDED AND RESTATED OPERATIONAL SERVICES AGREEMENT (this “Agreement”), dated as of April 1, 2012, is made and entered into by and among Tesoro Companies, Inc. (“TCI”), Tesoro Refining and Marketing Company, a Delaware corporation (“TRMC”), Tesoro Alaska Company, a Delaware corporation (“TAK” and, together with TCI and TRMC, the “Tesoro Group”), Tesoro Logistics GP, LLC, a Delaware limited liability company (the “General Partner”), Tesoro Logistics Operations LLC, a Delaware limited liability company (“TLO”) and Tesoro High Plains Pipeline Company LLC, a Delaware limited liability company (“THPPC” and together with the General Partner and TLO, the “Logistics Group”). Each of TCI, TRMC, TAK, the General Partner, TLO and THPPC is referred to herein as a “Party” and collectively as the “Parties.”
RECITALS:
WHEREAS, as of April 26, 2011, the Parties entered into that certain Operational Services Agreement (the “Original Agreement”) pursuant to which the Tesoro Group agreed to provide to the Logistics Group certain services necessary to operate, manage, maintain and report the operating results of the Logistics Group's assets, including gathering pipelines, transportation pipelines, storage tanks, trucks, truck racks, terminal facilities, offices and related equipment, real estate and other assets or portions thereof of the Logistics Group, on the terms and conditions described herein;
WHEREAS, there may be certain circumstances during the Term of this Agreement in which the Tesoro Group will desire for the Logistics Group to provide it with various services; and
WHEREAS, the Parties desire to amend and restate the Original Agreement to allow, among other things, for the application of the terms hereof to additional assets.
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	DEFINITIONS

As used in this Agreement, the following capitalized terms have the meanings set forth below:
“AFE” has the meaning set forth in Section 2(d).
“Agreement” has the meaning set forth in the Preamble.
“Affiliate” means, with respect to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with such Person or (b) any Person owning or controlling fifty percent (50%) or more of the voting interests of such Person. For purposes of this definition, the term “controls,” “is controlled by” or “is under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Annual Fee” has the meaning set forth in Section 2(e).
“Applicable Law” means any applicable statute, law, regulation, ordinance, rule, determination, judgment, rule of law, order, decree, permit, approval, concession, grant, franchise, license, requirement, or any similar form of decision of, or any provision or condition of any permit, license or other operating authorization issued by any Governmental Authority having or asserting jurisdiction over the matter or matters in question, whether now or hereafter in effect.
“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York, New York are open for the general transaction of business.
“Claim” means any existing or threatened future claim, including third-party claims, demand, suit, action, investigation, proceeding, governmental action or cause of action of any kind or character (in each case, whether civil, criminal, investigative or administrative), known or unknown, under any theory, including those based on theories of contract, tort, statutory liability, strict liability, employer liability, premises liability, products liability, breach of warranty or malpractice.
“Commencement Date” means the date set forth on Schedule A to this Agreement for the applicable Contribution Agreement.
“Confidential Information” means all confidential, proprietary or non-public information of a Party, whether set forth in writing, orally or in any other manner, including all non-public information and material of such Party (and of companies with which such Party has entered into confidentiality agreements) that another Party obtains knowledge of or access to, including non-public information regarding products, processes, business strategies and plans, customer lists, research and development programs, computer programs, hardware configuration information, technical drawings, algorithms, know-how, formulas, processes, ideas, inventions (whether patentable or not), trade secrets, schematics and other technical, business, marketing and product development plans, revenues, expenses, earnings projections, forecasts, strategies, and other non-public business, technological, and financial information.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.
“Extension Period” has the meaning set forth in Section 4.
“Facilities” means the facilities related to a Contribution Agreement as set forth on Schedule A to this Agreement.
“Force Majeure” means circumstances not reasonably within the control of the Service Provider and which, by the exercise of due diligence, the Service Provider is unable to prevent or overcome that prevent performance of the Service Provider's obligations, including: acts of God, strikes, work stoppages, lockouts or other industrial disturbances, wars, riots, fires, floods, storms, orders of courts or Governmental Authorities, explosions, terrorist acts, breakage, accident to machinery, storage tanks or lines of pipe and inability to obtain or unavoidable delays in obtaining material or equipment and similar events.
“Force Majeure Notice” has the meaning set forth in Section 10(a).
“General Partner” means Tesoro Logistics GP, LLC, and its successors and assigns, who is the general partner of the Partnership.
“Governmental Authority” means any federal, state, local or foreign government or any provincial, departmental or other political subdivision thereof, or any entity, body or authority exercising executive, legislative, judicial, regulatory, administrative or other governmental functions or any court, department, commission, board, bureau, agency, instrumentality or administrative body of any of the foregoing.
“Initial Term” shall have the meaning set forth in Section 4.
“Logistics Assets” means the assets conveyed, contributed or otherwise transferred or intended to be conveyed, contributed or otherwise transferred pursuant to a Contribution Agreement as set forth on Schedule A to this Agreement and as described in that Contribution Agreement, together with the additional applicable conveyance documents and instruments contemplated or referenced thereunder, to any member of the Logistics Group, or owned by, leased by or necessary for the operation of the business, properties or assets of any member of the Logistics Group, prior to or as of the Commencement Date.
“Logistics Group” has the meaning set forth in the Preamble.
“Logistics Group Indemnified Parties” has the meaning set forth in Section 9(a).
“Loss” and “Losses” shall have the meaning set forth in Section 9(a).
“Original Agreement” has the meaning set forth in the Recitals.
“Partnership” means Tesoro Logistics LP.
“Partnership Change of Control” means Tesoro Corporation ceases to Control the general partner of the Partnership.
“Person” means any individual, partnership, limited partnership, joint venture, corporation, limited liability company, limited liability partnership, trust, unincorporated organization or Governmental Authority or any department or agency thereof.
“Receiving Party Personnel” has the meaning set forth in Section 13(d).
“Service Coordinator” has the meaning set forth in Section 5(a).
“Service Provider” has the meaning set forth in Section 3(a).
“Service Recipient” has the meaning set forth in Section 3(a).
“Services” has the meaning set forth in Section 2(a).
“Service Schedules” has the meaning set forth in Section 2(a).
“TAK” has the meaning set forth in the Preamble.
“TCI” has the meaning set forth in the Preamble.
“Term” shall have the meaning set forth in Section 4.
“Terminated Service” has the meaning set forth in Section 7(a).
“Tesoro Group” has the meaning set forth in the Preamble.

“Tesoro Group Indemnified Parties” has the meaning set forth in Section 9(b).
“Tesoro Services” has the meaning set forth in Section 2(c).
“THPPC” has the meaning set forth in the Preamble.
“TLO” has the meaning set forth in the Preamble.
“TRMC” has the meaning set forth in the Preamble.

2.	SERVICES; FEES

(a)Services. The Tesoro Group shall provide to the Logistics Group the services (the “Services”) at the Facilities more particularly described in Schedule B attached to this Agreement for each respective Facility (the “Service Schedules”), which Services, the Parties agree, shall be performed under the direction and control of TLO. In addition, the Parties acknowledge and agree that there may be certain future matters, from time to time, for which the Tesoro Group will need to provide assistance to the Logistics Group and that some Services listed on Exhibit B may no longer be required or may be modified in scope. These items will be negotiated in good faith by the Parties and the Services will be revised in writing by the Parties from time to time.

(b)Tesoro Services. The Parties may from time to time, by mutual agreement, agree on various services to be provided by TLO or the General Partner to one or more members of the Tesoro Group (the “Tesoro Services”). The Tesoro Services shall be provided at fees to be agreed upon by the Parties. The Tesoro Services shall be exclusive of the primary services being provided by TLO to the Tesoro Group under the commercial agreements entered into in connection with a Contribution Agreement, including, but not limited to the Amended and Restated Omnibus Agreement dated as of the date hereof by and among Tesoro, TRMC, TCI, TAK, the Partnership and the General Partner.

(c)Reimbursement.

(i)    The Logistics Group shall reimburse the Tesoro Group for any direct costs actually incurred by the Tesoro Group in providing the Services, provided that TLO shall not be required to pay or reimburse TRMC for Services that TRMC otherwise provides to support its own assets or the assets of its Affiliates (other than the Logistics Group) and direct costs for the routine Services listed on the Services Schedules are included in the respective Annual Fees for such Services. Notwithstanding the foregoing, to the extent that TLO requests TRMC to provide a Service (or acquire equipment or inventory in connection with such Service), specifically for a Logistics Asset, for which the Tesoro Group would customarily prepare a work order or a capital or expense approval for expenditure (“AFE”) in accordance with its normal accounting procedures, the Tesoro Group shall prepare a work order for such Service (or related equipment or inventory) or AFE, and TLO shall pay and reimburse TRMC for such Service (or related equipment or inventory), at TRMC's actual cost, without additional markup
(ii)    The Tesoro Group shall reimburse the Logistics Group for any direct costs actually incurred by the Logistics Group in providing the Tesoro Services, provided that TRMC shall not be required to pay or reimburse the Logistics Group for Tesoro Services that TLO otherwise provides to support its own assets or the assets of its Affiliates. Notwithstanding the foregoing, to the extent that TRMC requests the Logistics Group to provide a Tesoro Service (or acquire equipment or inventory in connection with such Tesoro Service), the Logistics Group shall prepare a work order for such Tesoro Service (or related equipment or inventory) or a capital or expense AFE, and TRMC shall pay and reimburse the Logistics Group for such Tesoro Service (or related equipment or inventory), at TLO or the General Partner's actual cost, without additional markup.
(d)    Annual Fee. For the Services, TLO shall pay to TRMC the respective fees set forth on the Service Schedules (the “Annual Fee”), which Annual Fee shall be pro-rated for the number of days for which the Services are rendered hereunder if less than a full calendar year.
(e)    Adjustments to Annual Fee. TRMC and TLO shall review the Annual Fee each year to determine whether an increase or decrease is appropriate with respect to the Services provided hereunder. If the Annual Fee is not otherwise adjusted, the Annual Fee shall be increased on July 1 of each year of the Term (as defined below), on an annual basis by a percentage equal to the greater of zero or the positive change in the Consumer Price Index - All Urban Consumers, U.S. City Average, Not Seasonally Adjusted over the previous 12 calendar months or to reflect any increase in the cost of providing Services to TLO due to changes in Applicable Law, including any interpretation of such Applicable Laws.

3.	PAYMENTS; AUDIT

(a)Invoices. The Party providing the Services or the Tesoro Services (the “Service Provider”), as the case may be, shall invoice the recipient of Services or the Tesoro Services (the “Service Recipient”) on a monthly basis, and the Service Recipient shall pay all amounts due no later than ten (10) Business Days after its receipt of the Service Provider's invoices. Any past due payments owed by the Service Recipient to the Service Provider shall accrue interest, payable on demand, at the rate of eight percent (8%) per annum from the due date of the payment through the actual date of payment.

(b)Books and Records. The Parties shall keep books of account and other records, in reasonable detail and in accordance with generally accepted accounting principles and industry standards, consistently applied, with respect to the provision of the Services or the Tesoro Services and the fees charged, including time logs (or similar time allocation materials), receipts, and other related back-up materials. Such books of account and other records shall be open for the Service Recipient's inspection during normal business hours upon at least five (5) Business Days' prior written notice for twelve (12) months following the end of the calendar year in which such Services or Tesoro Services were rendered. This inspection right will include the right of the Service Recipient to have its accountants or auditors review such books and records. If an audit reveals that the Service Recipient paid more than the applicable fees for any applicable audited period or service, the Service Provider shall reimburse the Service Recipient for any amounts overpaid together with interest at a rate equal to the prime rate of interest on the original due date published by The Wall Street Journal, accruing from the date paid by the Service Recipient to the date reimbursed by the Service Provider.

4.	TERM; RENEWAL

This Agreement shall have a term beginning on April 26, 2011, and shall terminate on April 30, 2021 (the “Initial Term”). This Agreement may be extended by the Tesoro Group for up to two (2) renewal terms of five (5) years each (each, an “Extension Period,” and together with the Initial Term, the “Term”). To commence an Extension Period, the Tesoro Group shall provide written notice of its intent to the Logistics Group no less than ninety (90) days prior to the end of the Initial Term or the then-current Extension Period.

5.	COVENANTS

(a)Service Coordinators. The Logistics Group and the Tesoro Group shall each appoint a contact person (each, a “Service Coordinator”) who shall serve as the primary point of contact for communications among the Parties relating to the day-to-day operations of the Services or the Tesoro Services, have overall responsibility for managing and coordinating the performance of the Parties' obligations under this Agreement, and be authorized to act for and on behalf of the appointing Parties concerning all matters relating to this Agreement. Either of the Logistics Group and the Tesoro Group may appoint a new Service Coordinator upon written notice to the other's Service Coordinator. If a Service Coordinator is reassigned or removed by the Party that appointed it, such Party shall promptly appoint a new Service Coordinator and provide notice to the other Parties of the new Service Coordinator so appointed.

(b)Access to Premises. Each Party shall give the other Parties reasonable access to its premises as may be required for the other Parties to provide or receive the Services or the Tesoro Services, as applicable, hereunder. Unless otherwise agreed to in writing by the Parties, each Party shall: (i) use the premises of the other Parties solely for the purpose of providing or receiving the Services or the Tesoro Services and not to provide goods or services to or for the benefit of any third party or for any unlawful purpose; (ii) comply with all policies and procedures governing access to and use of such premises made known to such Party in advance, including all reasonable security requirements applicable to accessing the premises and any systems, technologies, or assets of the other Parties; (iii) instruct its employees and personnel, when visiting the premises, not to photograph or record, duplicate, remove, disclose, or transmit to a third party any of the other Parties' Confidential Information, except as necessary to perform or receive the Services and/or the Tesoro Services; and (iv) return such space to the other Parties in the same condition it was in prior to such Party's use of such space, ordinary wear and tear excepted.

(c)Access to Systems. If any Party has access (either on-site or remotely) to any other Party's computer systems and/or information stores in connection with the Services and/or the Tesoro Services, such Party shall limit such access solely to the use of such systems for purposes of the provision or receipt of the Services or the Tesoro Services and shall not access, or attempt to access, the other Party's computer systems, files, or software other than those agreed to by the Parties as being required for the Services or the Tesoro Services, or those that are publicly available (e.g., public websites). Each Party shall limit such access to those of its employees, agents, and representatives with a bona fide need to have such access in connection with the Services or the Tesoro Services. Each Party shall follow, and shall cause all of its applicable employees, agents, and representatives to follow, all of the other Parties' security rules and procedures when accessing the other Parties' systems. All user identification numbers and passwords disclosed by any Party to another Party and any information obtained by any Party as a result of such Party's access to and use of any other Party's computer systems shall be deemed to be, and treated as, Confidential Information of the other Party. The Tesoro Group and the Logistics Group shall cooperate in the investigation of any apparent unauthorized access to any computer system and/or information stores of any Party.

(d)Data Back Up and Security. The Parties shall maintain industry standard data back up and recovery procedures, as well as an industry standard disaster avoidance and recovery plan, in connection with all of its systems used in performing the Services and the Tesoro Services. The Parties shall maintain and enforce physical, technical and logical security procedures with respect to the access and maintenance of any Confidential Information of the other Parties that is in the Service Provider's possession, which procedures shall: (i) be at least equal to industry standards; (ii) be in full compliance with Applicable Law; and (iii) provide reasonably appropriate physical, technical and organizational safeguards against accidental or unlawful destruction, loss, alteration, unauthorized disclosure, theft or misuse.

(e)Use of Resources. In the provision of Services and Tesoro Services hereunder, the Parties shall have the right to use contractors, subcontractors, vendors or other third parties to assist the Service Provider in the provision of the Services or Tesoro Services, provided that such contractors, subcontractors, vendors or other third parties were providing services similar to the Services or the Tesoro Services, as applicable, during the twelve months prior to the Commencement Date, with respect to the Logistics Assets, and twelve months prior to the date hereof, with respect to the Amorco Terminal Assets. The Service Provider shall be responsible for the Services or the Tesoro Services performed by its subcontractors and the Service Provider shall be the Service Recipient's primary point of contact regarding the Services or the Tesoro Services performed hereunder including with respect to payment. No subcontractor will be provided access to any Confidential Information of the other Party without first agreeing to protect the Confidential Information.

(f)Taxes. The Service Recipient shall pay or cause to be paid all taxes, levies, royalties, assessments, licenses, fees, charges, surcharges and sums due of any nature whatsoever (other than income taxes, gross receipt taxes and similar taxes) imposed by any federal, state or local government that the Service Provider incurs on its behalf for the services provided by the Service Provider under this Agreement. If the Service Provider is required to pay any of the foregoing, the Service Recipient shall promptly reimburse the Service Provider in accordance with the payment terms set forth in this Agreement.

6.	STANDARD OF PERFORMANCE

The Parties shall perform the Services and the Tesoro Services, as applicable, using at least the same level of care, quality, timeliness, skill and adherence to applicable industry standards, in providing the Services and Tesoro Services, as applicable, as such Parties do in providing the Services and the Tesoro Services to such Party's subsidiaries and Affiliates.

7.	TERMINATION

(a)Termination for Convenience. Any specific service from the Service Schedules may be terminated by TLO (each such specific Service that has been terminated by TLO, a “Terminated Service”) upon ninety (90) days' prior written notice to TRMC.

(b)Termination for Default.

A Party shall be in default under this Agreement if:
(i)the Party materially breaches any provision of this Agreement and such breach is not cured within fifteen (15) Business Days after notice thereof (which notice shall describe such breach in reasonable detail) is received by such Party;

(ii)the Party (A) files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause of action under any bankruptcy, insolvency, reorganization or similar Applicable Law, or has any such petition filed or commenced against it, (B) makes an assignment or any general arrangement for the benefit of creditors, (C) otherwise becomes bankrupt or insolvent (however evidenced) or (D) has a liquidator, administrator, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets; or

(iii)If any of the Parties is in default as described above, then (i) if any member of the Tesoro Group is in default, the Logistics Group may or (ii) if any member of the Logistics Group is in default, any of the Tesoro Group may: (1) terminate this Agreement upon notice to the defaulting Parties; (2) withhold any payments due to the defaulting Parties under this Agreement; and/or (3) pursue any other remedy at law or in equity.

(c)Effect of Termination. Upon expiration or termination of this Agreement, all rights and obligations of the Parties under this Agreement shall terminate; provided, however, that such termination shall not affect or excuse the performance of any Party (i) for any breach of this Agreement occurring prior to such termination or (ii) under any of the following provisions of this Agreement that survive the termination of this Agreement indefinitely: Section 4; Section 9; Section 13; and Section 14. Upon expiration or termination of this Agreement or any Service, the each Party shall return to the other Party any equipment or other property or materials of such other Party (including but not limited to any materials containing Confidential Information) that are in the possession or control of such Party or any of its contractors (except to the extent they are required for use in connection with any non-terminated Services).

8.	RELATIONSHIP OF THE PARTIES

This Agreement does not form a partnership or joint venture between the Parties. This Agreement does not make any member of the Tesoro Group an agent or a legal representative of any member of the Logistics Group. No member of the Tesoro Group shall assume or create any obligation, liability, or responsibility, expressed or implied, on behalf of or in the name of any member of the Logistics Group.

9.	INDEMNIFICATION

(a)Indemnification by the Tesoro Group. The Tesoro Group, jointly and severally, shall indemnify and hold harmless the Logistics Group, and the officers, directors, employees, agents and representatives of each member of the Logistics Group (collectively, the “Logistics Group Indemnified Parties”) from and against all Claims, and upon demand by the Logistics Group, shall protect and defend the Logistics Group Indemnified Parties from the same, alleged, asserted or suffered by or arising in favor of any Person, and shall pay any and all judgments or settlements of any kind or nature (to include interest) as well as court costs, reasonable attorneys' fees and expenses, and any expenses incurred in enforcing this indemnity provision (each a “Loss” and collectively, “Losses”), incurred by, imposed upon or rendered against one or more of the Logistics Group Indemnified Parties, whether based on contract, or tort, or pursuant to any statute, rule or regulation, and regardless of whether the Claims are foreseeable or unforeseeable, all to the extent that such Losses are in respect of or arise from (i) willful and material breaches by the Tesoro Group of this Agreement, or (ii) Claims by a third-party relating to (A) willful and material breaches by the Tesoro Group of this Agreement or (B) the Tesoro Group's gross negligence or willful misconduct in connection with the performance of the Services, PROVIDED THAT THE TESORO GROUP SHALL NOT BE OBLIGATED TO INDEMNIFY OR HOLD HARMLESS THE LOGISTICS GROUP INDEMNIFIED PARTIES FROM AND AGAINST ANY CLAIMS TO THE EXTENT THEY RESULT FROM THE BREACH OF CONTRACT, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY LOGISTICS GROUP INDEMNIFIED PARTY.

(b)Indemnification by the Logistics Group. The Logistics Group shall indemnify and hold harmless the Tesoro Group, and the officers, directors, employees, agents and representatives of the

Tesoro Group (collectively, the “Tesoro Group Indemnified Parties”) from and against all Claims, and upon demand by the Tesoro Group, shall protect and defend the Tesoro Group Indemnified Parties from the same, alleged, asserted or suffered by or arising in favor of any Person, and shall pay any and all Losses incurred by, imposed upon or rendered against one or more of the Tesoro Group Indemnified Parties, whether based on contract, or tort, or pursuant to any statute, rule or regulation, and regardless of whether the Claims are foreseeable or unforeseeable, all to the extent that such Losses are in respect of or arise from (i) willful and material breaches by the Logistics Group of this Agreement or (ii) Claims by a third-party relating to (A) willful and material breaches by the Logistics Group of this Agreement or (B) the Logistics Group's gross negligence or willful misconduct in connection with the performance of the Tesoro Services, PROVIDED THAT THE LOGISTICS GROUP SHALL NOT BE OBLIGATED TO INDEMNIFY OR HOLD HARMLESS THE TESORO GROUP INDEMNIFIED PARTIES FROM AND AGAINST ANY CLAIMS TO THE EXTENT THEY RESULT FROM THE BREACH OF CONTRACT, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT OF ANY TESORO GROUP INDEMNIFIED PARTY.

(c)Indemnification Procedure. The indemnified Party agrees that within a reasonable period of time after it becomes aware of facts giving rise to a claim for indemnification under this Section 9, it will provide notice thereof in writing to the indemnifying Party, specifying the nature of and specific basis for such Claim.

(i)The indemnifying Party shall have the right to control all aspects of the defense of (and any counterclaims with respect to) any Claims brought against the indemnified Party that are covered by the indemnification under this Section 9, including, without limitation, the selection of counsel, determination of whether to appeal any decision of any court and the settling of any such claim or any matter or any issues relating thereto; provided, however, that no such settlement shall be entered into without the consent of the indemnified Party unless it includes a full release of the Indemnified Party from such Claim.

(ii)The indemnified Party agrees to cooperate fully with the indemnifying Party, with respect to all aspects of the defense of any Claims covered by the indemnification under this Section 9 including, without limitation, the prompt furnishing to the indemnifying Party of any correspondence or other notice relating thereto that the indemnified Party may receive, permitting the name of the indemnified Party to be utilized in connection with such defense, the making available to the indemnifying Party of any files, records or other information of the indemnified Party that the indemnifying Party considers relevant to such defense and the making available to the indemnifying Party of any employees of the indemnified Party; provided, however, that in connection therewith the indemnifying Party agrees to use reasonable efforts to minimize the impact thereof on the operations of the indemnified Party and further agrees to maintain the confidentiality of all files, records, and other information furnished by the indemnified Party pursuant to this Section 9(c). In no event shall the obligation of the indemnified Party to cooperate with the indemnifying Party as set forth in the immediately preceding sentence be construed as imposing upon the indemnified Party an obligation to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this Section 9; provided, however, that the indemnified Party may, at its own option, cost and expense, hire and pay for counsel in connection with any such defense. The indemnifying Party agrees to keep any such counsel hired by the indemnified Party informed as to the status of any such defense, but the indemnifying Party shall have the right to retain sole control over such defense.

(iii)In determining the amount of any loss, cost, damage or expense for which the indemnified Party is entitled to indemnification under this Agreement, the gross amount of the indemnification will be reduced by (i) any insurance proceeds realized by the indemnified Party, and such correlative insurance benefit shall be net of any incremental insurance premium that becomes due and payable by the Indemnified Party as a result of such claim and (ii) all amounts recovered by the indemnified Party under contractual indemnities from third Persons.

(d)Limitation on Liability. Notwithstanding anything to the contrary contained herein, neither Party shall be liable or responsible to the other Party or such other Party's Affiliates for any consequential, incidental, or punitive damages, or for loss of profits or revenues (collectively referred to as “special damages”) incurred by such Party or its Affiliates that arise out of or relate to this Agreement, regardless of whether any such Claim arises under or results from contract, tort, or strict liability; provided that the foregoing limitation is not intended and shall not affect special damages imposed in favor of unaffiliated Persons that are not Parties to this Agreement.

10.	FORCE MAJEURE

(a)    Notice. The Service Provider's obligations under this Agreement may be temporarily suspended during the occurrence of, and for the entire duration of, a Force Majeure. As soon as possible upon the occurrence of a Force Majeure, the Service Provider shall provide the Service Recipient with written notice of the occurrence of such Force Majeure (a “Force Majeure Notice”). The Service Provider shall identify in such Force Majeure Notice the approximate length of time that it reasonably believes in good faith such Force Majeure shall continue. During the period of the Force Majeure event, the Service Provider shall be excused from the performance with respect to its obligations related to the provision of the applicable Service(s) or Tesoro Service(s) hereunder. The Service Recipient shall not be required to pay fees for any affected Service(s) or Tesoro Service(s), as the case may be, during the Force Majeure. The Service Provider shall use commercially reasonable efforts to mitigate and to overcome the effects of such event or circumstances and shall resume performance of its obligations as soon as practicable.
(b)    Continuation. If a Force Majeure preventing performance of any of the Services or any of the Tesoro Services hereunder continues for twelve (12) consecutive months or more, either Party shall have the right to terminate its obligations under this Agreement with respect to the applicable Service or the applicable Tesoro Service suspended by such Force Majeure.

11.	ASSIGNMENT; PARTNERSHIP CHANGE OF CONTROL

(a)    Assignment. Neither the Logistics Group nor the Tesoro Group may assign this Agreement without the prior written consent of the other Party; provided, however, that either Party may subcontract any of the Services or Tesoro Services provided hereunder so long as such Services or Tesoro Services continue to be provided in a manner consistent with past practices and industry standards and in accordance with Section 5(e) above. Notwithstanding the foregoing, the Logistics Group shall be permitted to make a collateral assignment of this Agreement solely to secure working capital financing for TLO. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.
(b)    Partnership Change of Control. The Tesoro Group may terminate this Agreement upon a Partnership Change of Control. The Logistics Group shall provide the Tesoro Group with notice of any Partnership Change of Control at least sixty (60) days prior to the effective date thereof.

12.	NOTICE
All notices, requests, demands, and other communications hereunder will be in writing and will be deemed to have been duly given: (i) if by transmission by facsimile or hand delivery, when delivered; (ii) if mailed via the official governmental mail system, five (5) Business Days after mailing, provided said notice is sent first class, postage pre-paid, via certified or registered mail, with a return receipt requested; (iii) if mailed by an internationally recognized overnight express mail service such as Federal Express, UPS, or DHL Worldwide, one (1) Business Day after deposit therewith prepaid; or (iv) if by e-mail, one Business Day after delivery with receipt confirmed. All notices will be addressed to the Parties at the respective addresses as follows:
If to the Tesoro Group, to:
c/o Tesoro Refining and Marketing Company
19100 Ridgewood Parkway
San Antonio, Texas 78259
For legal notices:
Attention: Charles S. Parrish, General Counsel
phone: (210) 626-4280
fax: (210) 745-4494
email: charles.s.parrish@tsocorp.com
For all other notices and communications:
Attention: Ralph J. Grimmer, Vice President, Logistics
phone: (210) 626-4379
fax: (210) 745-4631
email: Ralph.J.Grimmer@tsocorp.com

If to the Logistics Group, to:
c/o Tesoro Logistics Operations LLC
19100 Ridgewood Parkway
San Antonio, Texas 78259
For legal notices:
Attention: Charles S. Parrish, General Counsel
phone: (210) 626-4280
fax: (210) 745-4494
email: charles.s.parrish@tsocorp.com
For all other notices and communications:
Attention: Victoria R. Somers, Contracts Administrator - Logistics
phone: (210) 626-6390
fax: (210) 745-4490
email: victoria.r.somers@tsocorp.com
or to such other address or to such other person as either Party will have last designated by notice to the other Party.

13.	CONFIDENTIAL INFORMATION

(a)Obligations. Each Party shall use reasonable efforts to retain the other Parties' Confidential Information in confidence and not disclose the same to any third party nor use the same, except as authorized by the disclosing Party in writing or as expressly permitted in this Section 13. Each Party further agrees to take the same care with the other Party's Confidential Information as it does with its own, but in no event less than a reasonable degree of care. Excepted from these obligations of confidence and non-use is that information which:

(i)    is available, or becomes available, to the general public without fault of the receiving Party;
(ii)    was in the possession of the receiving Party on a non-confidential basis prior to receipt of the same from the disclosing Party (it being understood, for the avoidance of doubt, that this exception shall not apply to information of the Logistics Group that was in the possession of the Tesoro Group or any of its Affiliates as a result of their ownership or operation of the Logistics Assets prior to the Commencement Date or the Amorco Terminal Assets prior to the date hereof);
(iii)    is obtained by the receiving Party without an obligation of confidence from a third party who is rightfully in possession of such information and, to the receiving Party's knowledge, is under no obligation of confidentiality to the disclosing Party; or
(iv)    is independently developed by the receiving Party without reference to or use of the disclosing Party's Confidential Information.
For the purpose of this Section 13, a specific item of Confidential Information shall not be deemed to be within the foregoing exceptions merely because it is embraced by, or underlies, more general information in the public domain or in the possession of the receiving Party.
(b)Required Disclosure. Notwithstanding Section 13(a) above, if the receiving Party becomes legally compelled to disclose the Confidential Information by a court, Governmental Authority or Applicable Law, or is required to disclose by the listing standards of the New York Stock Exchange, any of the disclosing Party's Confidential Information, the receiving Party shall promptly advise the disclosing Party of such requirement to disclose Confidential Information as soon as the receiving Party becomes aware that such a requirement to disclose might become effective, in order that, where possible, the disclosing Party may seek a protective order or such other remedy as the disclosing Party may consider appropriate in the circumstances. The receiving Party shall disclose only that portion of the disclosing Party's Confidential Information that it is required to disclose and shall cooperate with the disclosing Party in allowing the disclosing Party to obtain such protective order or other relief.

(c)Return of Information. Upon written request by the disclosing Party, all of the disclosing Party's Confidential Information in whatever form shall be returned to the disclosing Party upon termination of this Agreement or destroyed with destruction certified by the receiving Party, without the receiving Party retaining copies thereof except that one copy of all such Confidential Information may be retained by a Party's legal department solely to the extent that such Party is required to keep a copy of such Confidential Information pursuant to Applicable Law and the receiving Party shall be entitled to retain any Confidential Information in the electronic form or stored on automatic computer back-up archiving systems during the period such backup or archived materials are retained under such Party's customary procedures and policies; provided, however, that any Confidential Information retained by the receiving Party shall be maintained subject to confidentiality pursuant to the terms of this Section 13, and such archived or back-up Confidential Information shall not be accessed except as required by Applicable Law.

(d)Receiving Party Personnel. The receiving Party will limit access to the Confidential Information of the disclosing Party to those of its employees, attorneys and contractors that have a need to know such information in order for the receiving Party to exercise or perform its rights and obligations under this Agreement (the “Receiving Party Personnel”). The Receiving Party Personnel who have access to any Confidential Information of the disclosing Party will be made aware of the confidentiality provision of this Agreement, and will be required to abide by the terms thereof. Any third party contractors that are given access to Confidential Information of a disclosing Party pursuant to the terms hereof shall be required to sign a written agreement pursuant to which such Receiving Party Personnel agree to be bound by the provisions of this Agreement, which written agreement will expressly state that it is enforceable against such Receiving Party Personnel by the disclosing Party.

(e)Survival. The obligation of confidentiality under this Section 13 shall survive the termination of this Agreement for a period of two (2) years.

14.	MISCELLANEOUS

(a)Modification; Waiver. This Agreement may be terminated, amended or modified only by a written instrument executed by the Parties. Any of the terms and conditions of this Agreement may be waived in writing at any time by the Party entitled to the benefits thereof. No waiver of any of the terms and conditions of this Agreement, or any breach thereof, will be effective unless in writing signed by a duly authorized individual on behalf of the Party against which the waiver is sought to be enforced. No waiver of any term or condition or of any breach of this Agreement will be deemed or will constitute a waiver of any other term or condition or of any later breach (whether or not similar), nor will such waiver constitute a continuing waiver unless otherwise expressly provided.

(b)Entire Agreement. This Agreement, together with the Schedules attached hereto, constitute the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the Parties in connection therewith.

(c)Governing Law; Jurisdiction. This Agreement shall be governed by the laws of the State of Texas without giving effect to its conflict of laws principles. Each Party hereby irrevocably submits to the exclusive jurisdiction of any federal court of competent jurisdiction situated in the United States District Court for the Western District of Texas, San Antonio Division, or if such federal court declines to exercise or does not have jurisdiction, in the district court of Bexar County, Texas. The Parties expressly and irrevocably submit to the jurisdiction of said Courts and irrevocably waive any objection which they may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement brought in such Courts, irrevocably waive any claim that any such action, suit or proceeding brought in any such Court has been brought in an inconvenient forum and further irrevocably waive the right to object, with respect to such claim, action, suit or proceeding brought in any such Court, that such Court does not have jurisdiction over such Party. The Parties hereby irrevocably consent to the service of process by registered mail, postage prepaid, or by personal service within or without the State of Texas. Nothing contained herein shall affect the right to serve process in any manner permitted by law.

(d)Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or portable document format (pdf)) for the convenience of the Parties hereto, each of which counterparts will be deemed an original, but all of which counterparts together will constitute one and the same agreement.

(e)Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be valid and effective under Applicable Law, but if any provision of this Agreement or the application of any such provision to any person or circumstance will be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision hereof, and the Parties will negotiate in good faith with a view to substitute for such provision a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(f)No Third Party Beneficiaries. It is expressly understood that the provisions of this Agreement do not impart enforceable rights in anyone who is not a Party or successor or permitted assignee of a Party.

(g)WAIVER OF JURY TRIAL. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDINGS RELATING TO THIS AGREEMENT OR ANY PERFORMANCE OR FAILURE TO PERFORM OF ANY OBLIGATION HEREUNDER.

(h)Schedules and Amendment of Schedules. Each of the Schedules attached hereto and referred to herein is hereby incorporated in and made a part of this Agreement as if set forth in full herein. The Parties may amend and restate the Schedules at any time without otherwise amending or restating this Agreement by the execution by all of the Parties of a cover page to the amended Schedules in the form attached hereto as Exhibit A. Such amended and restated Schedules shall replace the prior Schedules as of the date of execution of the cover page and shall be incorporated by reference into this Agreement for all purposes.

(i)Amendment and Restatement. This Agreement amends and restates the Original Agreement in its entirety and the Parties agree that the terms and provisions of this Agreement replace the terms and provisions of the Original Agreement, which is no longer in effect, as of the date hereof.

[Signatures of the Parties follow on the next page.]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first written above.

TESORO COMPANIES, INC.		TESORO LOGISTICS GP, LLC

By:	/s/ GREGORY J. GOFF	By:	/s/ PHILLIP M. ANDERSON
	Gregory J. Goff		Phillip M. Anderson
	President		President

TESORO REFINING AND MARKETING COMPANY		TESORO LOGISTICS OPERATIONS LLC
		By:	TESORO LOGISTICS LP,
By:	/s/ GREGORY J. GOFF	its sole member
Gregory J. Goff
	President	By:	TESORO LOGISTICS GP, LLC,
its general partner

		By:	/s/ PHILLIP M. ANDERSON
Phillip M. Anderson
President

TESORO ALASKA COMPANY		TESORO HIGH PLAINS PIPELINE COMPANY LLC
By:	/s/ GREGORY J. GOFF
	Gregory J. Goff	By:	TESORO LOGISTICS OPERATIONS LLC,
	President		its sole member

		By:	TESORO LOGISTICS LP,
its sole member

		By:	TESORO LOGISTICS GP, LLC,
its general partner

		By:	/s/ PHILLIP M. ANDERSON
Phillip M. Anderson
President

EXHIBIT A
FORM OF COVER PAGE FOR
AMENDMENT AND RESTATEMENT OF SCHEDULES
TO AMENDED AND RESTATED OPERATIONAL SERVICES AGREEMENT

An Amended and Restated Operational Services Agreement was executed as of April 1, 2012 (the “Amended and Restated Operational Services Agreement”), among Tesoro Companies, Inc., Tesoro Refining and Marketing Company, Tesoro Alaska Company, Tesoro Logistics GP, LLC, Tesoro Logistics Operations LLC and Tesoro High Plains Pipeline Company LLC. Capitalized terms not otherwise defined in this document shall have the terms set forth in the Amended and Restated Operational Services Agreement.
The Parties agree that the Schedules are hereby amended and restated in their entirety as of the date hereof to be as attached hereto. Pursuant to Section 14(h) of the Amended and Restated Operational Services Agreement, such amended and restated Schedules shall replace the prior Schedules as of the date hereof and shall be incorporated by reference into the Omnibus Agreement for all purposes.
Executed as of _______________, 20___.

TESORO COMPANIES, INC.	TESORO LOGISTICS GP, LLC

By:	By:
Name:	Name:
Title:	Title:

TESORO REFINING AND MARKETING COMPANY	TESORO LOGISTICS OPERATIONS LLC
	By:	TESORO LOGISTICS LP,
By:		its sole member
Name:
Title:	By:	TESORO LOGISTICS GP, LLC,
its general partner

By:
Name:
Title:

TESORO ALASKA COMPANY	TESORO HIGH PLAINS PIPELINE COMPANY LLC
By:
Name:	By:	TESORO LOGISTICS OPERATIONS LLC,
Title:		its sole member

	By:	TESORO LOGISTICS LP,
its sole member

	By:	TESORO LOGISTICS GP, LLC,
its general partner

By:
Name:
Title:

Schedule A
Contribution Agreements and Applicable Terms
Initial Contribution Agreement

Contribution Agreement	Commencement Date	Facilities
Contribution, Conveyance and Assumption Agreement, dated as April 26, 2011, among the Partnership, the General Partner, Tesoro Logistics Operations LLC, Tesoro, Tesoro Alaska, Tesoro Refining and Marketing, and Tesoro High Plains Pipeline Company LLC
April 26, 2011
Mandan Rack, North Dakota; Anchorage Terminal, Alaska; Salt Lake City Rack, Utah; Salt Lake City Storage Facility, Utah; Vancouver Terminal, Washington; Boise Terminal, Idaho; Burley Terminal, Idaho; Stockton Terminal, California; Wilmington Terminal, California; Salt Lake City Pipelines, Utah; and High Plains Pipeline System, North Dakota and Montana.

Amorco Contribution Agreement

Contribution, Conveyance and Assumption Agreement, effective as of April 1, 2012, among the Partnership, the General Partner, Tesoro Logistics Operations LLC, Tesoro and Tesoro Refining and Marketing	April 1, 2012	Amorco Terminal

Schedule B
Mandan Rack, North Dakota
Unless otherwise noted below, TRMC will provide the following Services to TLO in accordance with Section 2 of the Agreement:

Service	Amounts
Communications
Electricity	$30,000
Environmental Compliance Maintenance
Facility Maintenance
Fire and Safety
Natural Gas
Water
Wastewater
Personnel Support - Operations, Supply & Trading, Marketing, Security and Maintenance	$213,000

Schedule B
Anchorage Terminal, Alaska
Unless otherwise noted below, TRMC will provide the following Services to TLO in accordance with Section 2 of the Agreement:

Service
Communications
Environmental Compliance Maintenance
Facility Maintenance
Fire and Safety

Schedule B
Salt Lake City Rack, Utah
Unless otherwise noted below, TRMC will provide the following Services to TLO in accordance with Section 2 of the Agreement:

Service
Communications
Environmental Compliance Maintenance
Facility Maintenance
Fire and Safety
Plant Air
Steam
Water
Wastewater

Schedule B
Salt Lake City Storage Facility, Utah
Unless otherwise noted below, TRMC will provide the following Services to TLO in accordance with Section 2 of the Agreement:

Service	Amounts
Communications
Electricity
Environmental Compliance Maintenance
Facility Maintenance
Fire and Safety
Water
Wastewater
Personnel Support - Maintenance and Operations	$100,000

Schedule B
Vancouver Terminal, Washington
Unless otherwise noted below, TRMC will provide the following Services to TLO in accordance with Section 2 of the Agreement:

Service
Communications
Environmental Compliance Maintenance
Facility Maintenance
Fire and Safety

Schedule B
Boise Terminal, Idaho
Unless otherwise noted below, TRMC will provide the following Services to TLO in accordance with Section 2 of the Agreement:

Service
Communications
Environmental Compliance Maintenance
Facility Maintenance
Fire and Safety

Schedule B
Burley Terminal, Idaho
Unless otherwise noted below, TRMC will provide the following Services to TLO in accordance with Section 2 of the Agreement:

Service
Communications
Environmental Compliance Maintenance
Facility Maintenance
Fire and Safety
Water
Wastewater

Schedule B
Stockton Terminal, California
Unless otherwise noted below, TRMC will provide the following Services to TLO in accordance with Section 2 of the Agreement:

Service
Communications
Environmental Compliance Maintenance
Facility Maintenance
Fire and Safety
Wastewater

Schedule B
Wilmington Terminal, California
Unless otherwise noted below, TRMC will provide the following Services to TLO in accordance with Section 2 of the Agreement:

Service
Communications
Electricity
Environmental Compliance Maintenance
Facility Maintenance
Fire and Safety
Water
Wastewater

Schedule B
Salt Lake City Pipelines, Utah
Unless otherwise noted below, TRMC will provide the following Services to TLO in accordance with Section 2 of the Agreement:

Service
Communications
Environmental Compliance Maintenance
Facility Maintenance
Fire and Safety
Water
Wastewater

Schedule B
High Plains Pipeline System, North Dakota and Montana
Unless otherwise noted below, TRMC will provide the following Services to TLO in accordance with Section 2 of the Agreement:

Service
Communications
Environmental Compliance Maintenance
Facility Maintenance
Fire and Safety

Schedule B
Amorco Terminal, Suisan Bay, California
Unless otherwise noted below, TRMC will provide the following Services to TLO in accordance with Section 2 of the Agreement:

Service	Amounts
Booming	$180,000
Communications
Environmental Compliance Maintenance
Facility Maintenance
Fire and Safety
General Security
Internal Oil Spill Response Drill	$10,000
Personnel Support
Programmable logic control and Digital control system
Routine Engineering Support
Routine support and repair of fiber optic line
Security Personnel at site of Wharf and Tankage	$240,000
Software Services
Wastewater Handling
Wharf Support Personnel	$700,000